UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2005

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
on behalf of the
CSFB Adjustable Rate Mortgage Trust 2005-1
(Exactname of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-120966-03 (Commission File Number)	13-3320910 (IRS Employer Identification No.)
Eleven Madison Avenue, New York, NY (Address of principal executive office)	10010 (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000.

N/A (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 8 – Other Events.

ITEM 8.01. Other Events.

On January 27, 2005, Credit Suisse First Boston Mortgage Securities Corp. caused the issuance and sale of the Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2005-1, pursuant to a Pooling and Servicing Agreement dated as of January 1, 2005, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, Wells Fargo Bank, N.A., as trust administrator, master servicer, servicer and back-up servicer, Wilshire Credit Corporation, as a special servicer, HSBC Bank USA, National Association, as trustee, and the other servicers that are signatories thereto.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 (c). Exhibits.

(c)	Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:

10.1	Pooling and Servicing Agreement dated as of January 1, 2005, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, Wells Fargo Bank, N.A., as trust administrator, master servicer, servicer and back-up servicer, Wilshire Credit Corporation, as a special servicer, HSBC Bank USA, National Association, as trustee, and the other servicers that are signatories thereto.

10.2	Assignment and Assumption Agreement,dated as of January 27,2005, by and between DLJ Mortgage Capital, Inc. and Credit Suisse First Boston Mortgage Securities Corp.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2005

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. By: /s/ John P. Graham John P. Graham Vice President

Exhibit Index

Exhibit Number	Description
10.1	Pooling and Servicing Agreement dated as of January 1, 2005, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, Wells Fargo Bank, N.A., as trust administrator, master servicer, servicer and back-up servicer, Wilshire Credit Corporation, as a special servicer, HSBC Bank USA, National Association, as trustee, and the other servicers that are signatories thereto.

10.2	Assignment and Assumption Agreement, dated as of January 27, 2005, by and between DLJ Mortgage Capital, Inc. and Credit Suisse First Boston Mortgage Securities Corp.